EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form S-8 Registration Statement via the Form 10-SB Registration Statement, of United Raceways, Inc., our report for the period from May 29, 1998 (inception) to December 31, 1998 dated July 19, 1999 and our report for the period from May 29, 1998 (inception) to June 30, 1999 dated September 24, 1999, relating to the financial statements of United Raceways, Inc. which appear in such Form 10-SB.


                                               WEINBERG & COMPANY, P.A.
                                               Certified Public Accountants

Boca Raton, Florida
November 18, 1999